JILIN PRIVINCE RURAL CREDIT UNION

LOAN  AGREEMENT

Contract No.:20102013

JILIN PROVINCE RURAL CREDIT LOAN AGEEMENT

Borrower(Party A):Jilin province Ganzhi ginseng production Co., Ltd.
Add.: No.3075, Meihekou Beihuan RD
Zip Code:135000
Legal representative(Person in charge): Zhang Yuxiang
ID card No.:220519194703240016
Fax:	Phone:15844522039

Opening bank and account number:
Lender(Party B): Meihekou City rural credit union business office
Add.: No.815, Yinhe St. Meihekou City
Zip Code: 135000
Legal representative(Person in charge):
Fax:	Phone:

According to the loan application of Party A, it is hereby agreed by and between the parties hereto as follows on the bases of equality, voluntary participation, fairness, honesty and reliability under the Contract Law of the PRC, General Provisions of Loans, administrative provisions of RMB Interest Rate, Guidelines on loan administration of Jilin Province rural credit union(trial):

Article 1  Amount of Loan

Party B granted RMB eight million yuan (amount in words) of loan to Party A.

Article 2 Use of the Loan

Party A applies for the loan for the use of refunding, Party A shall not change the use of loan without the written consent of the party B.

Article 3 Term of borrowing

The loan term is 23 months, that is from Sep. 10th ,2010 to Aug. 10th ,2012.

Subject to the date of actual granting recorded on the loan note or due bill for the first time if the starting date of this agreement’s term is different from the date of loan note or due bill, expiry date shall be adjusted accordingly.

The loan note and the due bill are integral parts of this agreement, and shall have the same binding force as this agreement itself.

Article 4 Loan interest rate, penalty interest rate, interest accrual and settle interests.

Loan interest rate:

The loan interest rate here is annual interest rate, refer to the second one of the followings:

a. Fixed rate: that is Benchmark Interest Rate on Value Date (Upward or downward fluctuation)                              %, which remains unchanged within the borrowing time limit;

b. Floating rate: that is Benchmark Interest Rate on Value Date (Upward or ~~downward fluctuation~~)        90%, the benchmark interest rate changes with the adjustment of national bank rate, the sliding scale will not change.

Penalty interest rate:

a.
Party A doesn’t use the loan as agreed in the agreement, the penalty interest rate will be 100% of upward fluctuation of the loan rate, if the loan rate is adjusted according to the second one of first item, meanwhile the penalty interest will be adjusted correspondingly according to the adjusted loan interest and the upward fluctuation range above.

b.
The penalty interest of the overdue loans in this agreement will be  50% of upward fluctuation of the lending rate, meanwhile the penalty interest will be adjusted correspondingly according to the adjusted loan interest and the upward fluctuation range above.

c.	If the overdue loan and defalcation occur at the same time, the penalty interest and compounds interest shall be calculated according to the one which is more serious.

Interest accrual:

The value date in this article refers to the actual granting date specified on the loan note or due bill when initially granted under the agreement.

When initially grants the loan, Benchmark Interest Rate refers to coterminous rate and the same loan interest rate promulgated by the People’s Bank of China on the value date; after this, when the loan interest is adjusted accordance with the stipulations above, Benchmark Interest Rate refers to coterminous rate and the same loan interest rate promulgated by the People’s Bank of China on the value date. If the People’s Bank of China does not announce coterminous rate and the same loan interest rate anymore, the penalty interest refers to coterminous rate and the same loan interest rate accepted by the inter-bank or the general coterminous rate and the same loan interest rate otherwise the parties have agreed on other arrangements.

The loan under this agreement is day to day loan, daily interest rate=Annual Interest Rate/360. If Party A can not pay interest at interest date stipulated in this agreement, Party B will collect the compound interest.

Settle interests:

a.
Calculate interest as agreed when settle interests if implement fixed rate loan. Calculate interest under the settled rate for each float period if implement floating rate loan; If there are rate floatings for many times in a single period of interest settlement, first calculate interest rate for each period, and then sum up the rates for floating periods and finally calculate the rate for this period of interest settlement.

b.	The interest of loan in this agreement is settled in the following first manner:

(1)	Settle interests monthly, expiry date for interest is fixed on the 20th day of every month;

(2)	Settle interests quarterly, expiry date for interest is fixed on the 20th day of the last month of every quarter;

(3)	Other manners .

Article 5 Issuance and drawing on of borrowings

Preconditions of issuance: Party B has an obligation to issuance the loan only if Party A constantly and concurrently meet the following conditions in addition to the act of abandoning of Party B.

a.	Party A has finished approval, registration, delivery, insurance and other legal formalities relating to the loan of this agreement;

b.	Security guarantee of this agreement which meets the requirement of Party B has been carried into effect and remain in force;

c.	An account of withdrawals and payments has been opened by Party A upon Party B’s requirements;

d.	Any event of default or any condition contained in this Agreement that may endanger the safety of creditor's rights doesn’t occur to Party A;

e.	Laws and regulations, rules or relevant authorities won’t prohibit and restrict Party B granting the loan in this agreement;

f.	Other conditions:

Loan using plan: Party A use the loan in the following   a   manner, no withdrawals earlier or later or drawdown without the written consent of Party B.

a. Using plan is as follows:

(1) Sep. 10th ,2010                   Amount  8,000,000.00 yuan
(2)                              M-D-Y  Amount
(3)                              M-D-Y  Amount
(4)                              M-D-Y  Amount
(5)                              M-D-Y  Amount
(6)                              M-D-Y  Amount

b. Using plan is as follows:                                    .

If Party A use the loan in installments, expiry day of the term of borrowings is still determined by the stipulation of article 3 in this agreement.

Article 6 Repayment of loan

Principles of repayment: interest first and principal later, periodical interest settlements, matching the principal repayment.

Order of repayment: The loan of Party A will be cleared in the following order:

(1)	The repayment is firstly used for repaying the every expenses which is borne by Party A but advanced by Party B and expenses for realizing the creditor’s right of Party B;

(2)
Residual balances shall be repaid by principles of interest first and principal later and matching the principal repayment. But as for the loan, the principal or interest of which failed to be called in within 90 days after it is due, or the loans otherwise stipulated by laws, regulations or rules, Party A shall repay by principle of Principal first and Interest later after finishing repaying the expenses provided in last paragraph.

Repayment method：Party A shall prepare the full fund payable on accounts set up by Party B on payment due date according to the agreement(Party B also has the right to remit and pay from the account) ,or remit from other accounts on payment or in cash on due date according to the agreement.

Repayment schedule：

(1) Payment of interest

a. Party A should pay the interest on the following day (21st)of expiry date for interest. FirstIntePayDt is the 21st of the following month.

b. Matching the principal repayment when the final repayment is finished.

(2) Repayment of capital

Party A repays the capital in    (1)    manner as follows:

(1)	Schedule of Repayment of capital:

a.	Aug 10th ,2011 , Amount 1,600,000.00 yuan;
b.	Aug 10th ,2012 , Amount 6,400,000.00 yuan;
c.	, Amount ;
d.	, Amount ;
e.	, Amount ;
f.	, Amount ;

(2)	Schedule of Repayment of capital:

Article 7 Rights and Obligation of Party A

(1)  Has the right to require Party B to issue the borrowings according the contract..

(2)  Has the right to use the borrowings according the Article 2 under this agreement.

(3)  Has the right to require Party B to treat the commercial secrets about financial condition and business operation in strict confidence except that the law and administrative regulations otherwise provide, or otherwise agreed by both parties.

(4)  Has the right to refuse the Party B’s or his staff’s act of asking for bribes,also has the right to refuse the charges made against the rules by Party B ,and may file a complaint with the relevant department.

(5)  To draw the loan principal and interest in accordance with the terms hereof and to pay off the bank loan principal and interest fully and periodically, and also to bear general expenses stipulate in this agreement.

(6)  To provide financial and accounting information, business operation information partner relationship and related transactions and and so on. And shall be responsible for the genuineness , completeness, and validity, make sure not to provide falsified materials or to conceal material financial operation facts to Party B, and shall accept Party B’s supervision and inspection at any time.

(7)  Whenever changes items in its registration, such as its name, legal representative(person in charge), residence, scope of business, registered capital or company's articles of association and so on , Party A shall notify Party B in written within 3 days after alteration, and related materials shall be enclosed; If the address or contact information changes, Party A shall notify Party B in written. The loss that caused by failing to inform immediately shall be borne by Party A.

(8)  To use the loan in accordance with the stipulations of the agreement, may not change the purpose of loan; may not engage in illegal business operations with the loan ; may not engage in transfer of assets or withdrawal of funds or utilize the related transactions for the purpose of evading debts; may not use the false contract and discount or pledge to second party according to the notes receivable or accounts receivable which has no practical trade background and then obtain funds or credit.

(9)  Party A shall not provide a guarantee to the third party with the loan    before paying back the principal and interest of loan or getting Party B’s Permission.

(10) If Party A is a group customer, he should report his related transaction of more than 10 percent of the net assets, including a. partner relationship between parties; b. transactions and nature of transaction; c. amount or corresponding proportion; d. pricing policy(including the transactions which have no amount or the transactions with symbolic amount).

Article 8  Rights and Obligation of Party B

(1)   Party B has the right to require Party A repay the principal, interest of the loan and costs periodically and fully.

(2)   Party B has the right to supervise the financial conditions, production and supply and related transactions of Party A, also has the right to review the information about financial and accounting information and business conditions at any time.

(3)   As for all the payables of Party A under this agreement, Party B has the right to remit the money from any account opened by Party A at any branch governed by Jilin rural credit cooperatives without informing Party A in advance.

(4)   When Party B is in default on the loan or violate the agreement, Party B has the right to circulate a notice to the relevant departments and call in the loan through news media.

(5)   To grant the loan in accordance with the principles of this agreement, except the delay caused by Party A or other reasons which are not imputable to Party B.

(6)   Treat the business secrets about the financial information and business conditions provided by Party A in strict confidence except that the law and administrative regulations otherwise provide, or otherwise agreed by both parties.

Article 9  Circumstances in which imperil the creditors' rights and remedial measures

Circumstances in which imperil the creditors' rights:

(1)  Any precondition stipulated in the agreement for granting the loan isn’t fulfilled consistently.

(2)  Under any of the following circumstances, Party B will consider it may imperil the safety of the creditors’ rights : Party A’s contracting, trusteeship(taking-over), leasing, shareholding system reform, reducing its registered capital, investing, joint operating, merger, acquisition, purchase annexation and reorganization, separation, joint investment, application(or being required to apply ) for suspending business for rectification, application for dissolution, being rescinded, application (or being required to apply) for bankruptcy, changes of Controlling shareholders/ Actual controller, asset transference, suspending production, going out of business, being fined heavily by authorities, registration being cancelled, business license being revoked, material legal wrangle, arising difficulties in business operation, deterioration in financial condition, legal representative failing to perform duties normally.

(3)  Party A fails to perform the other due debt, or assign its property without reward, remit third-party debt , remiss in obligation or other rights, or provide a guarantee to the third party.

(4)  The shareholders of Party B misuse the independent status of corporate juridical person or limited Liability of shareholders to evade repayment of debts, and Party B believes that may endanger the safety of creditors’ right.

(5)  If guarantee has any of the following circumstances, Party B may consider it endanger the safety of creditors’ right:

a.    Breaching any stipulation of the contract of guarantee or there is any falsity or inaccuracy or omission in presentation and warranty.

b.    Coming up contracting, trusteeship(taking-over), leasing, shareholding system reform, reducing its registered capital, investing, joint operating, merger, acquisition, purchase annexation and reorganization, separation, joint investment, application(or being required to apply ) for suspending business for rectification, application for dissolution, being rescinded, application (or being required to apply) for bankruptcy, changes of Controlling shareholders/ Actual controller, asset transference, suspending production, going out of business, being fined heavily by authorities, registration being cancelled, business license being revoked, material legal wrangle, arising difficulties in business operation, deterioration in financial condition, legal representative failing to perform duties normally which may influence the guarantee’s ability of bearing responsibility for guaranty.

c.    It is in any other circumstance which will or may cause it to lose its ability to perform.

(6)  If any of the following circumstances happens to mortgage or pledge , Party B may consider it endanger the safety of creditors’ right:

a.    Acts by third parties, the state levy, requisition, confiscation, without compensation, relocation, changes in market conditions or any other causes that may lead to damage the pledge or mortgaged property or reduce the value.

b.   The property is sealed up, confiscated, frozen, deducted, retained, auctioned, investigated by the executive authorities or arises disputes about the ownership.

c.    Mortgager or pledgeor violates the stipulations of mortgage or pledge contracts, or there is any falsity or inaccuracy or omission in presentation and warranty.

d.    It is in any other circumstance which will imperil the realization of lien.

(7)  The guarantee is false, ineffective, in vain, rescinded or relieved. Guarantor breaches the agreement or doesn’t want to call on the guarantee, or if guarantor loses part or whole Guarantee Ability, or if the value of the mortgaged property is declined or other circumstances that Party B may consider those may endanger the safety of creditors’ right.

Remedial measures from Party B:

If any of the above circumstances arises, Party B has right to exercise the following rights unilaterally:

(1) To stop granting loans.

(2)  To declare the loan is due immediately, and to require Party A repay all the principal, interest of the loan and costs that is due and undue.

(3)  If Party A didn’t use the loan in accordance with stipulations, as for the embezzling part of the loan, Party B could receive interest and compounds interest at penalty interest and by prearranged methods from the date on which party A failed to use the loan in accordance with stipulations to the date when all the principal, interest of the loan are paid off.

(4)  If the loan is overdue, as for the unpaid principal and interest(including the whole or part of principal and interest that is due ahead of schedule ), Party B shall receive interest and compounds interest at penalty interest and by prearranged methods from the date when the loan is overdue to the date when all the principal, interest of the loan are paid off.

(5)  To remit the money from any account opened by Party A at any branch governed by Jilin rural credit unions without informing Party A in advance.

(6)  To exercise guaranty of right.

(7)  To require Party A to provide a new guarantee about the loan that meet Party B’s requirement.

(8)  To cancels the agreement.

Article 10 Other terms

(1) Charges assumption

Party A shall bear the attorney fees，insurance，assessment，registration fees，Keeping expenses，appraisal costs and notarial fees and so on, unless the parties concerned have agreed on other arrangements.

Charges occurred for the purpose of realizing the creditor’s right shall be borne by Party A.( including but not limited to the legal fees，arbitration fees，property preservation fees，traveling expenses，execution costs，assessment fees，auction fees，notarial fee，service fees，announcement fees，attorney fees and so on. )

(2) Using information

Party A agrees that Party B files the borrower information with Fundamental Database  of the People's Bank of China, and that Party B use the information legally.

(3)  Effectiveness of Party B’s record

Except for tangible opposite evidence, otherwise, all the records, receipts and vouchers related to this loan retained by Party B are the evidence for the creditor-debtor relationship between both parties. No objections shall be made by Party A for the reason that all the above evidence are made and retained by Party B.

(4)  Reservation of right

Party B’s rights don’t influence or exclude any other right enjoyed in accordance with laws, regulations and other agreements.

Any tolerance, grace or preference to any breaching or delay in exercising any right cannot be considered as renouncing the right or permitting the behaviors against this agreement. Party B also won’t restrict continuing to exercise its right or be liable for Party B.

(5)  Besides the debt under this agreement, if Party A owns other debts that is due, Party B will has the right to remit the money to repay any debt which is due from any account opened by Party A at any branch governed by Jilin rural credit unions without informing Party A in advance, and no objections shall be made by Party A.

(6) Party A shall go to the open counter of the branch to draw the loan, settle and pay interest, repay the loan and other affairs, otherwise, all the consequences will be taken by Party A。

(7) Resolution of dispute

Any disputes arising form the execution of or in connection with the agreement shall be settled through mutual consultations between the parties thereto, if no agreement is reached through consultation, the disputes will be settled in   a   manner as follows:

a.	To file suit in the Party B’s local people's court.

b.
To be submitted for arbitration to              Arbitration Commission(Place to carry out the arbitration is             ),  Arbitration shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

During the  litigation or arbitration, the terms that don’t involve disputes still need to be performed.

(8) Conditions under which the agreement becomes effective

This Agreement shall come into force after the signatures and stamps of legal representatives (persons in charge) or authorized agents of Party A and Party B.

(9) The Contract is made in three counterparts.

Article 10 Other terms

(1)	Party B should handle its business under the policy-based operating condition.

(2)	Party B should reach an agreement on paying interest payment monthly seriously, or it shall be considered as default, Party B has the right to determinate the agreement.

(3)

Article 11 Declaration Provisions

(1)	Party A fully informed the Party B’s scope of business and the scope of the authority.

(2)
Party A has read all the terms of this agreement. At the request of Party A, Party B has made corresponding item descriptions to this agreement. Party A has got full informed and understood of the meaning or content of the article and its legal consequence.

(3)
The signature and performance of any obligation by Party A to this contract is coincidence with the rules of laws, regulations and rules of constitution or interior organizing document of Party A and approval of allied company internal entitled institution and government entitled agency.

Party A (Seal)

Legal representative (Person in charge) or authorized agent (Signature): Zhang Yuxiang

Sep. 10th , 2010

Party B (Seal)

Legal representative (Person in charge) or authorized agent (Signature):     Liu

Sep. 10th , 2010